VIEMED HEALTHCARE ANNOUNCES RECORD 2024 FINANCIAL RESULTS

Lafayette, Louisiana (March 10, 2025) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD), a national leader in respiratory care and technology-enabled home medical equipment services, announced today that it has reported its financial results for the three months and year ended December 31, 2024, and issued its guidance for the full year ending December 31, 2025.

Fourth Quarter and Full Year Operational Highlights (all dollar amounts are USD):

•Net revenues for the quarter ended December 31, 2024 reached a new Company record of $60.7 million representing an increase of $10.0 million, or 20%, over net revenues reported for the comparable quarter ended December 31, 2023. Total net revenues for the year ended December 31, 2024 were a record-breaking $224.3 million, an increase of $41.2 million, or 23%, over the year ended December 31, 2023.

•Net income attributable to Viemed for the quarter ended December 31, 2024 totaled $4.3 million, or $0.10 per diluted share, an increase of 24% over net income attributable to Viemed reported for the comparable quarter ended December 31, 2023. Net income attributable to Viemed for the year ended December 31, 2024 totaled $11.3 million, or $0.28 per diluted share, an increase of 10% over the year ended December 31, 2023, marking the Company's eighth consecutive year of positive net income.

•The Company increased its ventilator patient count to 11,795 as of December 31, 2024, an increase of 14% over December 31, 2023, and a 4% sequential increase from September 30, 2024.

•The Company increased its PAP therapy patient count to 21,338 as of December 31, 2024, an increase of 43% over December 31, 2023, and a 10% sequential increase from September 30, 2024. The Company also increased its sleep resupply patient count to 24,478 as of December 31, 2024, an increase of 29% over December 31, 2023, and an 11% sequential increase from September 30, 2024.

•Adjusted EBITDA for the quarter and year ended December 31, 2024 totaled $14.2 million and a record $51.1 million, respectively. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•The Company continues to generate substantial excess free cash flow while achieving robust organic growth and replacing a significant portion of its ventilator fleet during 2025. Net cash provided by operating activities for the year ended December 31, 2024 totaled $39.1 million compared with $45.2 million for the year ended December 31, 2023. Free Cash Flow for the year ended December 31, 2024 totaled $11.6 million compared with $21.7 million for the year ended December 31, 2023. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•As of December 31, 2024, the Company maintains a strong cash balance of $17.5 million, and an overall working capital balance of $15.6 million. Long-term debt as of December 31, 2024 amounted to $3.6 million and the Company has $55 million available under existing credit facilities.

Full Year 2025 Guidance (all dollar amounts are USD):

•Net revenue for the year ending December 31, 2025 is expected to be in the range of $254 million to $265 million.

•Adjusted EBITDA for the year ending December 31, 2025 is expected to be in the range of $54 million to $58 million. See “Forward-Looking Statements” below for further information on this non-GAAP financial guidance.

Casey Hoyt, Viemed’s CEO, noted, “We once again demonstrated our value as a vital link between patients, providers, and payers for complex respiratory services with fourth quarter results meeting the high end of our expectations and maintaining a track record of strong organic growth and profitability, while at the same time enhancing the balance sheet. The sequential improvement in our operational metrics throughout 2024 reinforces the momentum we have established with hard-won improvements in our sales force and diversification of the business. Likewise, the continued demand for our high-touch, technology-enabled clinical approach in a regulatory environment that stresses efficiency, home care, transparency, and compliance gives us greater confidence in our value proposition.”

“Looking ahead to 2025, we are leaning into what has worked well for us throughout 2024 and growing in ways that complement our existing strengths. Utilizing the systems and processes we have in place for sales and operating efficiencies, as well as our home-grown staffing business, we plan to ramp up our sales force at a more aggressive pace to further penetrate a massively underserved market for non-invasive ventilation, sleep, staffing, and other complementary services. We also expect our trusted place in the home and our extensive, national payer relationships to create new opportunities to amplify these partnerships and potentially pursue inorganic growth,” added Mr. Hoyt.

Conference Call Details

The Company will host a conference call to discuss fourth quarter and year end results, as well as its 2025 guidance, on Tuesday, March 11, 2025 at 11:00 a.m. ET.

Interested parties may participate in the call by dialing:

877-407-6176 (US Toll-Free)
+1-201-689-8451 (International)

Live Audio Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=TPQeuTNd

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is an in-home clinical care provider of post-acute respiratory healthcare equipment and services in the United States, including non-invasive ventilators (NIV), sleep therapy, staffing, and other complementary products and services. Viemed focuses on efficient and effective in-home treatment with clinical practitioners providing therapy, education and counseling to patients in their homes using high-touch and high-tech services. Visit our website at www.viemed.com

For further information, please contact:

Tripp Sullivan
SCR Partners, LLC
615-942-7077
tsullivan@scr-ir.com

Todd Zehnder
Chief Operating Officer
Viemed Healthcare, Inc.
337-504-3802
investorinfo@viemed.com

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue and Adjusted EBITDA guidance for 2025, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the we operate; significant capital requirements and operating risks that we may be subject to; our ability to implement business strategies and pursue business opportunities; volatility in the market price of our common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on our information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which we are exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by us; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns, as well as other general economic, market and business conditions; and other factors beyond our control; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

This press release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

The Company’s financial guidance in this press release excludes the impact of potential future strategic acquisitions and any items that have not yet been identified or quantified. This guidance is subject to risks and uncertainties inherent in all forward-looking statements, as outlined above.

VIEMED HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)

	At December 31, 2024	At December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$17,540	$12,839
Accounts receivable, net	24,911	18,451
Inventory	4,320	4,628
Prepaid expenses and other assets	6,109	2,449
Total current assets	$52,880	$38,367
Long-term assets
Property and equipment, net	76,279	73,579
Finance lease right-of-use assets	50	401
Operating lease right-of-use assets	2,831	2,872
Equity investments	2,794	1,680
Debt investment	—	2,219
Deferred tax asset	8,398	4,558
Identifiable intangibles, net	848	567
Goodwill	32,989	29,765
Other long-term assets	—	887
Total long-term assets	124,189	116,528
TOTAL ASSETS	$177,069	$154,895

LIABILITIES
Current liabilities
Trade payables	$5,322	$4,180
Deferred revenue	6,694	6,207
Income taxes payable	3,883	2,153
Accrued liabilities	20,157	17,578
Finance lease liabilities, current portion	50	256
Operating lease liabilities, current portion	811	678
Current portion of long-term debt	409	1,072
Total current liabilities	$37,326	$32,124
Long-term liabilities
Accrued liabilities	846	558
Finance lease liabilities, less current portion	—	132
Operating lease liabilities, less current portion	2,007	2,184
Long-term debt	3,589	6,002
Total long-term liabilities	$6,442	$8,876
TOTAL LIABILITIES	$43,768	$41,000
Commitments and Contingencies	—	—
SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 39,132,897 and 38,506,161 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	23,365	18,702
Additional paid-in capital	18,337	15,698
Retained earnings	89,691	79,495
TOTAL VIEMED HEALTHCARE, INC.'S SHAREHOLDERS' EQUITY	$131,393	$113,895
Noncontrolling interest in subsidiary	1,908	—
TOTAL SHAREHOLDERS' EQUITY	133,301	113,895
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$177,069	$154,895

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$60,695	$50,739	$224,257	$183,008

Cost of revenue	24,557	18,628	91,054	70,225

Gross profit	$36,138	$32,111	$133,203	$112,783

Operating expenses
Selling, general and administrative	28,211	23,905	106,199	87,884
Research and development	803	651	3,068	2,782
Stock-based compensation	1,521	1,534	6,285	5,849
Depreciation and amortization	343	434	1,483	1,391
Loss (gain) on disposal of property and equipment	(1,104)	272	(1,905)	645
Other expense (income), net	(88)	26	173	(98)
Income from operations	$6,452	$5,289	$17,900	$14,330

Non-operating income and expenses
Income (expense) from investments	—	43	(954)	485
Interest expense, net	(147)	(256)	(776)	(424)

Net income before taxes	6,305	5,076	16,170	14,391
Provision for income taxes	1,881	1,599	4,761	4,148
Net income	$4,424	$3,477	$11,409	$10,243
Net income attributable to noncontrolling interest	108	—	144	—
Net income attributable to Viemed Healthcare, Inc.	$4,316	$3,477	$11,265	$10,243

Net income per share
Basic	$0.11	$0.09	$0.29	$0.27
Diluted	$0.10	$0.09	$0.28	$0.25

Weighted average number of common shares outstanding:
Basic	39,027,522	38,492,731	38,754,893	38,354,071
Diluted	41,522,457	40,383,109	40,805,085	40,378,922

VIEMED HEALTHCARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$11,409	$10,243
Adjustments for:
Depreciation and amortization	25,368	21,862
Change in inventory reserve	—	—
Stock-based compensation expense	6,285	5,849
Distributions of earnings received from equity method investments	147	980
Income from equity method investments	(261)	(485)
Loss (income) from debt investment	1,344	(219)
Loss (gain) on disposal of property and equipment	(1,905)	645
Amortization of deferred financing costs	187	—
Deferred income tax expense (benefit)	(3,840)	(1,439)
Changes in working capital:
Accounts receivable, net	(6,073)	(1,058)
Inventory	574	(472)
Prepaid expenses and other assets	544	2,176
Trade payables	359	(859)
Deferred revenue	364	851
Accrued liabilities	2,857	4,959
Income tax payable/receivable	1,730	2,179
Net cash provided by operating activities	$39,089	$45,212
Cash flows from investing activities
Purchase of property and equipment	(37,771)	(26,093)
Investment in equity investments	(1,000)	(20)
Cash paid for acquisitions, net of cash acquired	(2,999)	(28,588)
Investment in debt security	—	—
Proceeds from sale of debt security	750	—
Proceeds from sale of property and equipment	10,321	2,588
Net cash used in investing activities	$(30,699)	$(52,113)
Cash flows from financing activities
Proceeds from exercise of options	1,017	1,303
Proceeds from term notes	—	5,000
Principal payments on term notes	(1,071)	(3,721)
Proceeds from revolving credit facilities	3,000	8,000
Principal payments on revolving credit facilities	(5,000)	(7,005)
Payments for debt issuance costs	(192)	—
Shares redeemed to pay income tax	(1,069)	(594)
Shares repurchased under the share repurchase program	—	—
Repayments of finance lease liabilities	(338)	(157)
Distributions to non-controlling interest	(36)	—
Net cash provided by (used in) financing activities	$(3,689)	$2,826
Net increase (decrease) in cash and cash equivalents	4,701	(4,075)
Cash and cash equivalents at beginning of year	12,839	16,914
Cash and cash equivalents at end of period	$17,540	$12,839
Supplemental disclosures of cash flow information
Cash paid during the period for interest	$950	$851
Cash paid during the period for income taxes, net of refunds	$6,827	$3,566
Supplemental disclosures of non-cash transactions
Non-cash change in debt from the reclassification of debt issuance costs	$—	$(594)
Net non-cash changes to operating lease	$—	$(41)
Equipment and other fixed asset purchases payable at end of period	$2,179	$1,396
Equipment sales receivable at end of period	$2,844	$—
Non-cash consideration received for sale of debt security	$125	$—

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA”, which is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In calculating Adjusted EBITDA, certain items (mostly non-cash) are excluded from net income including depreciation and amortization of capitalized assets, net interest expense (income), stock based compensation, transaction costs, impairment of assets, and taxes.

The following table is a reconciliation of net income (loss), the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Net Income attributable to Viemed Healthcare, Inc.	$4,316	$3,878	$1,468	$1,603	$3,477	$2,919	$2,330	$1,517
Add back:
Depreciation & amortization	6,366	6,408	6,309	6,285	5,918	5,975	5,207	4,762
Interest expense (income)	147	225	254	150	256	237	(20)	(49)
Stock-based compensation(a)	1,521	1,712	1,620	1,432	1,534	1,453	1,471	1,391
Transaction costs(b)	11	12	221	110	61	177	94	206
Impairment of assets(c)	—	125	2,173	—	—	—	—	—
Income tax expense	1,881	1,594	768	518	1,599	1,320	728	501
Adjusted EBITDA	$14,242	$13,954	$12,813	$10,098	$12,845	$12,081	$9,810	$8,328

For the year ended	December 31, 2024	December 31, 2023
Net Income attributable to Viemed Healthcare, Inc.	$11,265	$10,243
Add back:
Depreciation & amortization	25,368	21,862
Interest expense (income)	776	424
Stock-based compensation(a)	6,285	5,849
Transaction costs(b)	354	538
Impairment of assets(c)	2,298	—
Income tax expense	4,761	4,148
Adjusted EBITDA	$51,107	$43,064

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(c) Represents impairments of the fair value of investment and litigation-related assets.

Free Cash Flow

This press release refers to “Free Cash Flow” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by U.S. GAAP. Free Cash Flow is defined as net cash provided by operating activities less cash paid for purchases of property and equipment, net of proceeds from sale of property & equipment. Historically reported amounts of Free Cash Flow for the year ended December 31, 2023 have been recast to include the effect of proceeds from the sale of property and equipment. This adjustment aligns the calculation with the Company’s current presentation methodology and more accurately reflects net cash flows for capital expenditures by accounting for inflows on asset dispositions. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies.

The Company uses free cash flow, a non-GAAP financial measure, in its operational and financial decision-making. Management believes free cash flow is useful to investors as it is commonly used by analysts, investors, rating agencies, and other stakeholders to assess competitors and evaluate a company's ability to service its debt. However, free cash flow should not be viewed as a measure of liquidity or as an indicator of cash available for discretionary use, including business investments or meeting financial obligations.

The following unaudited table is a reconciliation of net cash provided by operating activities, the most directly comparable U.S. GAAP measure, to Free Cash Flow, on a historical basis for the periods indicated:

	Year Ended December 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$39,089	$45,212
Purchase of property and equipment	(37,771)	(26,093)
Proceeds from sale of property & equipment	10,321	2,588
Free Cash Flow	$11,639	$21,707

The revenues from each major source are summarized in the following table:

	Year Ended December 31,
	2024	% of Total Revenue	2023	% of Total Revenue	$ Change	% Change
Net revenue from rentals
Ventilator rentals, non-invasive and invasive	$124,577	55.6%	$108,258	59.2%	$16,319	15.1%
Other home medical equipment rentals	48,651	21.7%	38,315	20.9%	10,336	27.0%
Net revenue from sales and services
Equipment and supply sales	30,896	13.7%	25,770	14.1%	5,126	19.9%
Service revenues	20,133	9.0%	10,665	5.8%	9,468	88.8%
Total net revenue	$224,257	100.0%	$183,008	100.0%	$41,249	22.5%